                                VOTING AGREEMENT

                 VOTING AGREEMENT, dated as of December 18, 1995 (this "Agreement"), among USA Waste Services, Inc., a Delaware corporation ("Parent"), Western Waste Industries, a California corporation (the "Company"), and Kosti Shirvanian (the "Holder") of shares of the common stock, no par value (the "Company Common Stock"), of the Company:

                                  WITNESSETH:

                 WHEREAS, the Company, Parent and Riviera Acquisition Corporation, a California corporation and wholly- owned subsidiary of Parent ("Sub"), propose to enter into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (the "Merger Agreement"; capitalized terms used herein and not otherwise defined are used herein as defined in the Merger Agreement), pursuant to which Sub will be merged (the "Merger") with and into the Company, and each outstanding share of Company Common Stock will be converted into the right to receive shares of the common stock, $.01 par value, of Parent, on the basis described in the Merger Agreement.

                 WHEREAS, the Holder, individually or as trustee or custodian, is the owner of the number of shares of Company Common Stock set forth opposite the Holder's name on Schedule I to this Agreement (the "Subject Shares");

                 WHEREAS, as a condition of its entering into the Merger Agreement, Parent has requested that the Holder agree, and the Holder has agreed, to vote the Subject Shares and to grant Parent an irrevocable proxy to vote the Subject Shares upon the terms and subject to the conditions set forth herein; and

                 NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                 1. Agreement to Vote Shares. At every annual or special meeting of the shareholders of the Company and at every continuation or adjournment thereof, and on every action or approval by written consent of the shareholders of the Company in lieu of any such meeting, the Holder (i) shall vote the Subject Shares in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger, (ii) shall vote the Subject Shares against any proposal made in opposition to or competition with consummation of the Merger, (iii) shall not vote the Subject Shares in favor of any merger (including, without limitation, a Superior Proposal), consolidation, sale of assets, reorganization or recapitalization of the Company with any party other than Parent or its affiliates and (iv) shall vote the Subject Shares against any liquidation or winding up of the Company or any amendment of the Company's Articles of Incorporation or By-laws or any other transaction or action which is intended to frustrate or impair the right or ability of Parent or Subsidiary, on the one hand, or the Company, on the other hand, to consummate the Merger.

                 2. Irrevocable Proxy. Concurrently with the execution of this Agreement, the Holder is delivering to Parent a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the full extent permitted by law, with respect to the Subject Shares.

                 3. Representations and Warranties of the Holder. The Holder hereby represents and warrants to Parent that:

                 (a) This Agreement has been duly executed and delivered by the Holder, and is the legal, valid and binding obligation of the Holder;

                 (b) No consent of any court, governmental authority, beneficiary, co-trustee or other person is necessary for the execution, delivery and performance of this Agreement by the Holder;

                 (c) The Subject Shares have been duly authorized and validly issued, are fully paid and nonassessable, and are owned free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than this Agreement;

                 (d) The Holder has the present power and right to vote all of the Subject Shares; and

                 (e) Except as provided herein, the Holder has not (i) granted any proxy, power-of-attorney or other authorization or interest with respect to any of the Subject Shares, (ii) deposited any of the Subject Shares into a voting trust or (iii) entered into any voting agreement or other arrangement with respect to the voting of any of the Subject Shares.

                 4. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent that:

                 (a) This Agreement has been duly executed and delivered by the Company, and is the legal, valid and binding obligation of the Company.

                 (b) No consent of any court, governmental authority, beneficiary, co-trustee or other person is necessary for the execution, delivery and performance of this Agreement by the Company; and

                 (c) All of the Subject Shares have been duly authorized and validly issued and are fully paid and nonassessable.





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
                 5. Covenants of the Holder. The Holder hereby agrees and covenants that:

                 (a) Prior to the termination of this Agreement pursuant to Section 8 hereof, the Holder will not, in the Holder's capacity as a stockholder, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group, other than Parent and its affiliates, concerning the sale of the Subject Shares, or the issuance and sale of Company Common Stock by the Company or, with respect to any merger or other business combination, any disposition or grant of an interest in a substantial asset or any similar transaction involving the Company;

                 (b) The Holder will not transfer, sell, exchange, pledge or otherwise dispose of or encumber any of the Subject Shares or make any offer or agreement relating thereto at any time prior to the termination of this Agreement pursuant to Section 8 hereof; and

                 (c) The Holder agrees that any shares of capital stock of the Company (including Company Common Stock) that the Holder purchases or with respect to which the Holder otherwise acquires beneficial ownership after the date of this Agreement and prior to the termination of this Agreement pursuant to Section 8 shall be considered "Subject Shares" and subject to each of the terms and conditions of this Agreement.

                 6. Covenants of the Company. The Company hereby agrees and covenants that:

                 (a) The Company will not, and will cause its stock transfer agent not to, register the transfer of any of the Subject Shares on the stock transfer ledger of the Company at any time prior to the termination of this Agreement pursuant to Section 8; and

                 (b) The Company agrees that any shares of capital stock of the Company (including Company Common Stock) that the Holder purchases or with respect to which the Holder otherwise acquires beneficial ownership after the date of this Agreement and prior to the termination of this Agreement pursuant to Section 8 shall be considered "Subject Shares" and subject to each of the terms and conditions of this Agreement.

                 7. Adjustment Upon Changes in Capitalization. In the event of any change in the Company Common Stock by reason of stock dividends, split-ups, recapitalizations, combinations, exchanges of shares or the like, the number of Subject Shares shall be adjusted appropriately.

                 8. Termination. This Agreement shall terminate on the earlier of (a) the Effective Time, (b) at any time upon written notice by Parent to the Holder terminating this Agreement and (c) the later of June 30, 1996 and 30 calendar days after the date on which the Merger Agreement is terminated.





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
                 9. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or to such other address for a party as shall be specified by like change of address), or sent by electronic transmission with confirmation received, to the telecopy number specified below, if any:

                 (a)      if to the Holder:

                          Kosti Shirvanian
                          21061 South Western Avenue
                          Torrance, California
                          Telecopy: 310-212-7093

                          with a copy to:

                          Robert C. Kopple
                          2029 Century Park East
                          Suite 1040
                          Los Angeles, California 90067
                          Telecopy: 310-553-7335

                 (b)      if to the Company:

                          Western Waste Industries
                          21061 South Western Avenue
                          Torrance, California
                          Attention: President
                          Telecopy: 310-212-7093

                          (c)     if to Parent:

                          USA Waste Services, Inc.
                          5400 LBJ Freeway
                          Suite 300 - Tower One
                          Dallas, Texas 75240
                          Attention: Chief Executive Officer
                          Telecopy: 214-383-7942





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
                          with a copy to:

                          Gregory T. Sangalis USA Waste Services, Inc.
                          5400 LBJ Freeway
                          Suite 300 - Tower One
                          Dallas, Texas 75240
                          Telecopy: 214-383-7942


                 10. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 11. Severability. If any term or other provision of this Agreement is invalid, illegal on incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affect in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                 12. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

                 13. Assignment. This Agreement shall not be assigned by operation of law or otherwise.

                 14. Amendment. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by each of the parties hereto. Except as is provided in Section 8, this Agreement may only be terminated in a writing signed by each of the parties hereto. The waiver by any party of compliance with any provision of this Agreement by any other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

                 15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

                 16. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement





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
and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                 17. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                 IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto individually, by its duly authorized officer or in its capacity as a duly authorized trustee or custodian, all as of the date first above written.

                                        USA WASTE SERVICES, INC.



                                        By:     /s/ JOHN E. DRURY
                                           -------------------------------------
                                        Name:
                                        Title


                                        WESTERN WASTE INDUSTRIES



                                        By:     /s/ SAVEY TUFENKINAN
                                           -------------------------------------
                                        Name:
                                        Title


                                        THE HOLDER:



                                        /s/ KOSTI SHIRVANIAN
                                        ----------------------------------------
                                        Kosti Shirvanian





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
                                   SCHEDULE I

 HOLDER                                                        NUMBER OF SHARES
 ------                                                        ----------------

 Kosti Shirvanian  . . . . . . . . . . . . . . . . . . . . .       4,516,413

                               IRREVOCABLE PROXY

                 The undersigned shareholder of Western Waste Industries, a California corporation (the "Company"), hereby irrevocably (to the full extent permitted by law) appoints and constitutes John E. Drury, Chairman of the Board and Chief Executive Officer of Parent, and Donald F. Moorehead, Jr., Vice Chairman of the Board of Parent, in their respective capacities and officers of Parent, and any individual or individuals, who shall hereafter succeed to the office of Chairman of the Board or Chief Executive Officer of Parent, and Parent, and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as the Voting Agreement, dated as of December 18, 1995 (the "Voting Agreement"), among Parent, the Company and the undersigned, shall be terminated in accordance with its terms. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

                 This proxy is irrevocable (to the full extent permitted by law) and is granted in connection with the Voting Agreement and is granted in consideration of Parent entering into the Agreement and Plan of Merger, dated as of December 18, 1995 (the "Merger Agreement"), among Parent, Riviera Acquisition Corporation, a California corporation and wholly-owned subsidiary of Parent, and the Company.

                 The attorneys and proxies named above will be empowered at any time prior to termination of the Voting Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual or special meeting of the shareholders of the Company and at every continuation or adjournment thereof, and on every action or approval by written consent of the shareholders of the Company in lieu of any such meeting, (i) in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger, (ii) against approval of any proposal made in opposition to or competition with consummation of the Merger,
(iii) against, or so as to abstain with regard to, any merger, consolidation, sale of assets, reorganization or recapitalization of the Company with any party other than Parent or it affiliates, and (iv) against any liquidation or winding up of the Company or any amendment of the Company's Articles of Incorporation or By-laws or any other transaction or action which is intended to frustrate or impair the right or ability of Parent or Subsidiary, on the one hand, or the Company, on the other hand, to consummate the Merger.

                 The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Voting Agreement at every annual or special meeting of the shareholders of the Company and at every continuation or adjournment thereof, and on every action or approval by written consent of the shareholders of the Company in lieu of any such meeting, (i) in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger, (ii) against approval of any proposal made in opposition to or competition with consummation of the Merger, (iii) against, or so as to abstain with regard to, any merger, consolidation, sale of assets, reorganization or recapitalization of the Company with any party other than Parent or it affiliates and (iv) against any liquidation or winding up of the Company or any amendment of the Company's Articles of Incorporation or By-laws or any other transaction or action which is intended to frustrate or impair the right or ability of Parent or Subsidiary, on the one hand, or the Company, on the other hand, to consummate the Merger, and may not exercise this proxy on any other matter. The undersigned shareholder may vote the Shares on all other matters.

                 Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

                 This proxy is irrevocable.

Dated:   December 18, 1995

                 Signature of Shareholder:         /s/ KOSTI SHIRVANIAN
                                          --------------------------------------
                 Print name of Shareholder:    Kosti Shirvanian

                 Shares beneficially owned: 4,516,413 shares of Company Common Stock





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